SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of April 5, 2024 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Agreement"), is made by and among AVANT TECHNOLOGIES, INC., a Nevada corporation (the "Grantor"), in favor of WIRED4HEALTH, INC., a Florida corporation (the "Secured Party").

RECITALS:

WHEREAS, on the date hereof, Grantor and the Secured Party entered into an Asset Purchase Agreement pursuant to which the Secured Party sold its business assets to Grantor;

WHEREAS, on the date hereof, pursuant to the terms of said Asset Purchase Agreement, the Secured Party has made a loan to the Grantor in an aggregate unpaid principal amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($1,200,000.00),

evidenced by that certain Secured Promissory Note of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Promissory Note") made by the Grantor and payable to the order of the Secured Party. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Promissory Note; and

WHEREAS, under the terms of this Agreement, the Grantor desires to grant to the Secured Party a security interest in the Collateral, as defined herein, to secure any and all Secured Obligations, as defined herein.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings set forth in the Promissory Note. Unless otherwise defined herein, terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of Florida (the "UCC") shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

2.              GRANT OF SECURITY INTEREST. For value received, the Grantor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Secured Obligations (as defined in Section 3 of this Agreement), a security interest in and pledges and assigns to the Secured Party the following properties, assets, and rights of the Grantor, wherever located, whether the Grantor now has or hereafter acquires an ownership or other interest or power to transfer, and all proceeds and products thereof, and all books and records relating thereto (all of the same being hereinafter called the "Collateral"): those certain contracts described as Wired4Health Agreement and amendments with Sentry Data Systems/Craneware; Wired4Health Agreement between W4H and Respec, Inc.; Wired4Health Agreements between W4H and all of its employees and contractors assigned to Sentry Data Systems/Craneware and Respec customer accounts; Wired4Health.Com, and any associated or related intellectual property rights, all related domains, logos, customer lists and agreements, email lists, passwords, usernames and trade names, and all of the related social media accounts; that certain “Wired4Health” Chase Business checking account, and all cash and non-cash proceeds therefrom.

3.              SECURED OBLIGATIONS. This Agreement secures the prompt and full performance and payment of all of the indebtedness, obligations, liabilities, and undertakings of the Grantor to the Secured Party, of any kind or description, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, voluntary or involuntary, now existing or hereafter arising (including, all interest, reasonable and documented fees (including attorneys' fees), costs, and expenses that the Grantor is hereby or otherwise required to pay and perform pursuant to the Asset Purchase Agreement, Promissory Note, this Agreement, or any other loan document, by law or otherwise accruing before and after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Grantor, whether or not a claim for post-petition interest, fees or expenses is allowed in such proceeding), irrespective of whether for the payment of money, under or in respect of the Asset Purchase Agreement, Promissory Note, this Agreement, or any other loan document, including instruments or agreements executed and delivered pursuant thereto or in connection therewith (the "Secured Obligations").

4.              CHANGES IN GRANTOR. The Grantor hereby agrees to notify the Secured Party, in writing or via electronic communication, at least ten (10) days before any of the following actions: (a) change in the location of the Grantor's place of business; (b) change in the Grantor's name; (c) change in the Grantor's type of organization; (d) change in the Grantor's jurisdiction of organization; and (e) change in the Grantor's corporate structure.

5.              TRANSFER OF COLLATERAL. The Grantor shall not sell, offer to sell, assign, lease, license, or otherwise transfer, or grant, create, permit, or suffer to exist any option, security interest, lien, or other encumbrance in, any part of the Collateral (except for sales or leases of inventory or licenses of general intangibles in the ordinary course of business), without prior written approval from the Secured Party.

6.              GRANTOR REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents, warrants, and covenants that: (a) the Grantor owns or has good and marketable title to the Collateral and no other person or organization can make any claim of ownership of any kind on the Collateral; (b) the Grantor has the full power, authority and legal right to grant the security interest in the Collateral; (c) the Collateral is free from any and all claims, encumbrances, rights of setoff or any other security interest or lien of any kind except for the security interest in favor of the Secured Party created by this Agreement and (d) this Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing payment of the Secured Obligations, and such security interest is first priority. The Grantor will defend the Collateral against all claims and demands made by all persons claiming either the Collateral or any interest in it.

7.              GRANTOR COVENANTS AND INSURANCE. The Grantor hereby grants to the Secured Party the right to enter the Grantor's property to inspect the Collateral (or any documents related to the Collateral) at any reasonable time, provided that the Secured Party gives the Grantor notice within twenty-four (24) hours of any inspection, however in no case shall notice be required if the Secured Party enters the Grantor's property for the purposes of remedying a breach of this Agreement as provided in Section 10 of this Agreement. The Grantor hereby assigns to the Secured Party all rights to any proceeds of any insurance procured on the Collateral, and authorizes the Secured Party to receive such payments and execute any and all documents required to receive such payments.

8.              PERFECTION OF SECURITY INTEREST. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral. The Grantor hereby authorizes the Secured Party to file or record any document necessary to perfect, continue, amend, or terminate its security interest in the Collateral, including, but not limited to, any financing statements, including amendments, authorized to be filed under the UCC, without signature of the Grantor where permitted by law, including the filing of a financing statement describing the Collateral. The Grantor also hereby ratifies any previously filed documents or recordings regarding the Collateral, including but not limited to, any and all previously filed financing statements.

9.              REMEDIES. If an Event of Default shall have occurred and be continuing, the Secured Party may do any or all of the following: (a) declare all Secured Obligations immediately due and payable; (b) enter the Grantor's property where the Collateral is located and take possession of the Collateral without demand or legal process; (c) require the Grantor to assemble and make available the Collateral at a specific time and place designated by the Secured Party; (d) sell, lease, or otherwise dispose of the Collateral at any public or private sale in accordance with the law; and (e) enforce payment of the Secured Obligations and exercise any rights and remedies available to the Secured Party under law, including, but not limited to, those rights and remedies available to the Secured Party under Article 9 of the UCC.

10.           SECURED PARTY RIGHTS. Any and all rights of the Secured Party provided by this Agreement are in addition to any and all rights available to the Secured Party by law, and shall be cumulative and may be exercised simultaneously. No delay, omission, or failure on the part of the Secured Party to exercise or enforce any of its rights or remedies, either granted under this Agreement or by law, shall constitute an estoppel or waiver of such right or remedy or any other right or remedy. Any and all rights of the Secured Party provided by this Agreement shall inure to the benefit of its successors and assigns.

11.           SEVERABILITY AND MODIFICATION. If any of the provisions in this Agreement is determined to be invalid, illegal, or unenforceable, such determination shall not affect the validity, legality, or enforceability of the other provisions in this Agreement. No waiver, modification or amendment of, or any other change to, this Agreement will be effective unless done so in a separate writing signed by the Secured Party.

12.           GOVERNING DOCUMENT: In the event of any inconsistency between this Security Agreement and the Asset Purchase Agreement attached hereto or any other document or instrument executed or delivered pursuant hereto or in connection herewith, the Asset Purchase Agreement shall govern.

13.           NOTICES. Any notice or other communication required or permitted to be given under this Agreement, including, without limitation, notices under Section 4 and Section 5 of this Agreement, shall be given and shall become effective in accordance with the Promissory Note.

14.           ENTIRE AGREEMENT. This Agreement (including all documents referred to herein) represents the entire agreement between the Grantor and the Secured Party, and supersedes all previous understandings and agreements between the Grantor and the Secured Party, whether oral or written, regarding the subject matter hereof.

15.           JURISDICTION. This Agreement will be interpreted and construed according to the laws of the State of Florida, including, but not limited to, the UCC, without regard to choice-of-law rules in any jurisdiction.

IN WITNESS WHEREOF, the undersigned Grantor and Secured Party have executed this Security Agreement as of the date first above written.

GRANTOR:

AVANT TECHNOLOGIES, INC., a Nevada

corporation

By:_/s/ Tim Lantz

Name: Tim Lantz

Title: Chief Executive Officer

SECURED PARTY:

WIRED4HEALTH, INC., a Florida corporation

By: ___/s/ Paul Averill____

Name: Paul Averill

Title: Chief Executive Officer